UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2025

Skillsoft Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38960	83-4388331
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Innovative Way, Suite 2210 Nashua, NH 03062
(Address of principal executive offices) (Zip Code)

(603) 821-3902
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SKIL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2025, the Board of Directors (“Board”) of Skillsoft Corp. (the “Company”) appointed John Frederick as the Company’s Chief Financial Officer, effective as of May 15, 2025 (the “Transition Date”). Rich Walker ceased to serve as the Company’s Chief Financial Officer effective as of the Transition Date, and on May 15, 2025, Mr. Walker entered into a transition and separation agreement with the Company (the “Walker Separation Agreement”), pursuant to which Mr. Walker is expected to serve as an Advisor to the Company following the Transition Date until the termination of his employment on July 4, 2025.

Appointment of John Frederick as Chief Financial Officer

Mr. Frederick, age 61, has served as the Company's Chief Transformation Officer since August 7, 2024, a position where he oversees the Company's business planning. He has more than twenty years of experience leading financial, operational and administrative functions within private and public companies ranging from start-ups through companies with revenue of more than $2 billion. From September 2021 to February 2024, immediately prior to his employment as the Company’s Chief Transformation Officer, Mr. Frederick held strategic leadership positions of increasing responsibility at Indigo Ag, an agriculture technology company, including Global Head of Carbon Commercial Operations and Chief Financial Officer, where he helped scale the business through a considerable growth phase while reducing core costs and deleveraging the business. Mr. Frederick acted as an advisor to Indigo Ag from March 2021 through September 2021. Mr. Frederick previously held senior positions at the Company, serving as Chief Administrative Officer of the Company from November 2018 to June 2021 and simultaneously serving as Chief Executive Officer of SumTotal Systems LLC, a former subsidiary of the Company, from September 2019 to June 2021. In those linked roles, he led Company transformation efforts. Among other roles, he has previously held senior finance and administrative roles in several consumer product and technology companies as well as a predecessor company to a prominent “Big 4” public accounting firm. Mr. Frederick has served as a member of the Board of Directors of SenSanna, Inc., an early stage sensor technology business since August 2016.

In connection with his appointment as Chief Financial Officer, on May 15, 2025, Mr. Frederick entered into an amended and restated offer letter with the Company (the “Frederick Offer Letter”). Pursuant to the Frederick Offer Letter, effective upon the Transition Date, Mr. Frederick will receive an annual base salary of $500,000 and Mr. Frederick will be eligible for an annual bonus in accordance with the Company's annual cash bonus program, with a target annual bonus equal to 75% of his annual salary rate. Mr. Frederick will also continue to be eligible to participate in the Company’s benefits plans and programs made available to its other senior executives. The Company will also pay up to $25,000 for Mr. Frederick’s reasonable legal fees in connection with negotiating and reviewing the Frederick Offer Letter.

The Frederick Offer Letter further provides that Mr. Frederick will receive a transition bonus of $200,000, less applicable withholdings and deductions, with 50% payable shortly following the Transition Date and 50% payable shortly following the first anniversary of the Transition Date, subject to full acceleration if Mr. Frederick resigns for Good Reason or his employment is terminated by the Company without Cause (with “Cause” and “Good Reason” as defined in the Frederick Offer Letter) prior to payment date of one or both installments, and subject to repayment if Mr. Frederick's employment is terminated by the Company for Cause or he resigns without Good Reason before the first anniversary of the Transition Date.

In addition, in accordance with the Frederick Offer Letter, in connection with his appointment as Chief Financial Officer, the Talent and Compensation Committee (“Committee”) of the Board approved an equity award of 35,000 restricted stock units under the Company’s 2020 Omnibus Incentive Plan, as amended from time to time (the “Equity Plan”) to Mr. Frederick with a grant date of May 16, 2025 (the “Frederick Equity Award”). 50% of the Frederick Equity Award is in the form of time-based restricted stock units, which vest ratably on each of the first four anniversaries of June 1, 2025, subject to his continued employment through each vesting date and 50% is in the form of performance-based restricted stock units, which vest on the achievement of time and performance-based vesting conditions that generally align with those applicable to the performance-based restricted stock units granted during the fiscal 2026 annual equity award cycle to the Company’s Chief Executive Officer’s direct reports.

Under the Frederick Offer Letter, if Mr. Frederick's employment is terminated by the Company without Cause or by him for Good Reason, Mr. Frederick will be entitled to 12 months’ annual base salary continuation, additional severance for continued benefits for 12 months and his earned but unpaid annual bonus (if any) for the prior fiscal year. If Mr. Frederick's employment is terminated by the Company without Cause or by him for Good Reason during the 3-month period before the date of a Change in Control or within the 12-month period following a Change in Control (as defined in the Equity Plan), Mr. Frederick will be entitled to the severance referenced in the preceding sentence (provided that, if the termination of employment occurs following the Change in Control, the base salary and benefits severance referenced in such sentence shall be paid in a lump sum), along with (i) his full annual bonus at no less than target for the fiscal year in which termination occurs, (ii) a pro-rata portion of his annual bonus at no less than target for the year in which termination occurs and (iii) accelerated vesting of all of his outstanding equity awards. The severance payments and benefits are contingent upon Mr. Frederick's execution and non-revocation of a release of claims, as well as Mr. Frederick's compliance with his obligations under a restrictive covenants agreement with the Company. Upon Mr. Frederick’s termination of employment, he will also be entitled to his accrued salary and other accrued benefits.

There is no arrangement or understanding between Mr. Frederick and any other persons or entities pursuant to which Mr. Frederick was appointed as Chief Financial Officer and Mr. Frederick does not have any family relationship with any director or executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Mr. Frederick required to be disclosed pursuant to Item 404(a) of Regulation S-K, nor are any such transactions currently proposed.

Rich Walker's Transition Period and Termination of Employment

Mr. Walker is expected to remain employed by the Company as an Advisor until July 4, 2025 to facilitate the Chief Financial Officer transition. The terms of the Walker Separation Agreement (as defined above) govern Mr. Walker’s employment with the Company on and following the Transition Date until his termination of employment with the Company (the “Transition Period”). Under the Walker Separation Agreement, during the Transition Period, Mr. Walker will continue to be paid base salary at his current base salary rate, remain eligible to participate in employee benefits plans and continue to vest in his previously granted Company equity awards.

Under the terms of the Walker Separation Agreement, upon Mr. Walker’s termination of employment on July 4, 2025, subject to his timely execution and non-revocation of a release of claims and his compliance with his restrictive covenants and other continuing obligations to the Company, he will be entitled to receive a lump sum amount equal to his annual base salary shortly following his employment termination date, as well as reimbursement of up to 12 months of premium costs of Consolidated Omnibus Budget Reconciliation Act of 1985 continuation coverage for himself and his eligible dependents under the Company’s medical, dental and vision plans and a corresponding tax gross-up payment. Such severance is generally consistent with the severance Mr. Walker is entitled to receive under his offer letter with the Company dated October 10, 2022 in connection with his termination of employment by the Company on July 4, 2025 without “Cause” (as defined therein), provided that the form of severance payment as a lump sum and benefits tax gross-up are in accordance with the Company’s past practice. The Walker Separation Agreement also provides that if Mr. Walker’s employment is terminated prior to June 1, 2025 other than due to his death, disability or voluntary resignation or for Cause, his outstanding Company equity awards that would vest on June 1, 2025 will vest on his employment termination date, provided that the number of shares that vest with respect to any such performance-based restricted stock units will be determined based on actual performance in accordance with the terms of the applicable award agreements. Upon Mr. Walker’s termination of employment, he will also be entitled to his accrued salary and other accrued benefits.

The foregoing descriptions of the Frederick Offer Letter and the Walker Separation Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Frederick Offer Letter and the Walker Separation Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 15, 2025, the Company issued a press release announcing Mr. Frederick’s appointment to, and Mr. Walker’s departure from, the position of Chief Financial Officer. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished in this Item 7.01, including in Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed automatically incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Offer Letter by and between Skillsoft Corp. and John Frederick, dated May 15, 2025.

10.2	Letter Agreement by and between Skillsoft Corp. and Rich Walker, dated May 15, 2025.

99.1	Press Release, dated May 15, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2025

SKILLSOFT CORP.

By:
Executive Chair and Chief Executive Officer